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                                                                  Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the registration statement of The Glenmede Portfolios on Form N-1A ("Registration Statement") of our report dated December 10, 2004 relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of the Glenmede Portfolios, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2005